Exhibit 23.4

26/F HKRI Centre One, HKRI Taikoo Hui,
288 Shimen Road (No. 1),
Shanghai 200041, P.R.China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

junhesh@junhe.com

July 19, 2021

Huazhu Group Limited

No. 699 Wuzhong Road

Minhang District

Shanghai 201103

People’s Republic of China

Dear Sirs,

We hereby consent to the references to our firm under the caption “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by Huazhu Group Limited with the Securities and Exchange Commission on July 19, 2021, as amended.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Shenzhen Office Tel: (86-755) 2587-0765 Fax: (86-755) 2587-0780	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579
Haikou Office Tel: (86-898) 6851-2544 Fax: (86-898) 6851-3514	Tianjin Office Tel: (86-22) 5990-1301 Fax: (86-22) 5990-1302	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050
New York Office Tel: (1-212) 703-8702 Fax: (1-212) 703-8720	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168			www.junhe.com

Yours faithfully

/s/ Junhe LLP

JunHe LLP

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